Exhibit 99.1

Liquidity Services, Inc. to Acquire GoIndustry DoveBid

•                  Acquisition enhances Liquidity Services’ position as the leading reverse supply chain solution to Fortune 1000 corporations and expands its growing capital assets marketplace

•                  GoIndustry DoveBid shareholders to receive 73 pence per share in cash

WASHINGTON and LONDON, May 9, 2012 — Liquidity Services, Inc. (NASDAQ: LQDT) which provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets, today announced it has agreed to acquire GoIndustry DoveBid, plc (GoIndustry), a global provider of surplus asset management, auction and valuation services, for 73 pence per share and assumed indebtedness, or total consideration of approximately $31 million USD.  The all-cash transaction is expected to close on or about July 1, 2012 and is subject to regulatory and GoIndustry shareholder approval, as well as other customary closing conditions.

The acquisition of GoIndustry strengthens Liquidity Services’ leading online marketplace for surplus capital assets by adding over 50 active Fortune 1000 corporate clients and over 407,000 professional buyers. The transaction expands Liquidity Services’ client roster with leading global manufacturers across the aerospace, consumer packaged goods,  electronics, pharmaceutical, technology and transportation industry verticals, including:  BAE, Bosch, Covance, Ford - Europe, Honeywell, Ingersoll-Rand, Pfizer, Renault, Visteon and asset based lenders, Barclays, HSBC, Lloyds, JP Morgan, PNC, RBS and Siemens Financial.  The deal improves Liquidity Services’ ability to serve corporate clients globally by adding highly specialized sales, operations and valuations teams in over 25 countries in North America, Europe and Asia that are uniquely suited to bringing high-value capital assets to market for leading multinational corporations.

“This strategic combination enhances the size and scale of our online capitals asset marketplace in several key industry verticals and enables us to serve our respective Fortune 1000 clients and buying customers with the broadest array of innovative services and a truly global footprint to maximize efficiency and financial recovery,” said Bill Angrick, Chairman and CEO of Liquidity Services.  “Our combined offering will enable corporations to efficiently manage, value, redeploy and sell surplus and idle equipment with a uniformly high level of service and transparency throughout the globe in any asset class.  Our complementary strengths, unmatched buyer base and know-how clearly position Liquidity Services as the trusted provider of choice for Fortune 1000 corporations in the reverse supply chain.”

“The combination of GoIndustry DoveBid with Liquidity Services will strengthen and expand our award-winning service offerings to large corporations, while offering the best opportunities for our customers, employees and shareholders,” said Jack Reinelt, CEO of GoIndustry DoveBid.

During calendar year 2011, GoIndustry recorded approximately $211 million of gross merchandise volume.

Business Outlook

Liquidity Services expects the transaction to be neutral to fiscal year 2012 earnings and one to three cents per share accretive to fiscal 2013 results.

For further information regarding this transaction, please visit
http://investor.liquidityservicesinc.com/phoenix.zhtml?c=195189&p=irol-presentations.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $2.6 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has approximately 760 employees. Additional information can be found at: http://www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits, impact on fiscal 2012 and 2013 operating results and the expected closing date of the acquisition of GoIndustry by Liquidity Services. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Such factors, among others, include, but are not limited to, potential failure to obtain shareholder or regulatory approval for the GoIndustry acquisition or to satisfy other conditions to the acquisition on the proposed terms and within the proposed timeframe; the inability to realize expected benefits or synergies from the acquisition in the amounts or in the timeframe anticipated; and difficulties relating to integration matters.  In addition, important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

Contact:

Julie Davis

Liquidity Services, Inc.

202.558.6234

julie.davis@liquidityservicesinc.com